Exhibit 99.1

Towerstream Initiates Move to Trade on OTCQB

MIDDLETOWN, R.I., November 29, 2016 – Towerstream Corporation (NASDAQ: TWER) (the “Company”), a leading Fixed-Wireless Fiber Alternative company, announces move to trade on OTCQB under the symbol “TWER” effective December 1, 2016. This transition to the OTCQB market does not affect the Company's business operations. The Company will continue to file periodic and certain other reports with the Securities and Exchange Commission under applicable federal securities laws.

●	The company has approximately $12M in cash on hand and has recently reduced its long-term debt by $5M.

●	The Company’s cash burn from operations approximates $1M per quarter and is decreasing.

●	The Company has increased EBITDA in each of the last three quarters.

About Towerstream Corporation

Towerstream Corporation (NASDAQ:TWER) is a leading Fixed-Wireless Fiber Alternative company delivering high-speed Internet access to businesses. The Company offers broadband services in 12 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Houston, Las Vegas-Reno, and the greater Providence area.

Safe Harbor

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Terry McGovern

Vision Advisors

415-902-3001

mcgovern@visionadvisors.net